EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-118486, 333-121830 and 333-121923) of Domino’s Pizza, Inc. of our report dated February 21, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/     PricewaterhouseCoopers LLP

Detroit, Michigan

February 21, 2007